Exhibit 10.3

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (this “Agreement”), dated as of May 18, 2016 (the “Effective Date”) by and between IDI, Inc., a Delaware corporation (the “Company”) and Intracoastal Capital LLC, a Delaware limited liability company (“Holder”).

WHEREAS, in connection with a financing transaction, the Company issued a warrant (the “Warrant”) to purchase 640,205 shares of the Company’s common stock, par value $0.0005 per share (the “Common Stock”), to Holder in such financing transaction;

WHEREAS, Holder wishes to exchange its Warrant, for no additional consideration, for 320,103 shares of Common Stock (such shares, the “Exchange Shares”) and a warrant to purchase up to 320,102 shares of Commons Stock, the form of which is attached hereto as Exhibit A (individually, the “Exchange Warrant,” and together with the Exchange Shares, the “Exchange Securities,” and such exchange of Warrant for the Exchange Securities, the “Exchange”);

WHEREAS, following the Exchange, the Warrant shall be automatically cancelled and terminated and Holder shall have no further rights pursuant to the Warrant; and

WHEREAS, the Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933 , as amended (the “ Securities Act”).

NOW, THEREFORE , in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The Exchange. On or about the Effective Date, the Company and Holder shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Warrant for the Exchange Securities, as follows:

(a) Delivery. In the Exchange, Holder shall deliver the Warrant to the Company no later than five (5) business days following the Effective Date and the Company shall issue the Exchange Securities to Holder no later than five (5) business days following the delivery of the Warrant by Holder to the Company. For the avoidance of doubt, as of the Effective Date, all of Holder’s’ rights under the terms and conditions of the Warrant shall be extinguished.

(b) Other Documents. The Company and Holder shall execute and/or deliver such other documents and agreements as are reasonably necessary to effectuate the Exchange pursuant to the terms of this Agreement.

2. Representations and Warranties.

(a) Holders’ Representations and Warranties. Holder hereby represents and warrants to the Company that:

(i) Holder is entity validly existing and in good standing under the laws of the jurisdiction of Holder’s organization;

(ii) this Agreement has been duly authorized, validly executed and delivered by Holder and is a valid and binding agreement and obligation of Holder enforceable against Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and Holder has full power and authority to execute and deliver this Agreement and the other agreements and documents referred to in Section 1(b) and to perform Holder’s obligations hereunder and thereunder;

(iii) Holder understands that the Exchange Securities are being offered, sold, issued and delivered to Holder in reliance upon specific provisions of federal and applicable state securities laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws;

(iv) Holder is not acquiring the Exchange Securities as a result of any advertisement, article, notice or other communication regarding the Exchange Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement;

(v) Holder, either alone or together with Holder’s representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Securities, and has so evaluated the merits and risks of such investment and Holder is able to bear the economic risk of an investment in the Exchange Securities and, at the present time, is able to afford a complete loss of such investment;

(vi) at the time Holder was offered the Exchange Securities, Holder was, and as of the date hereof, Holder is, as of the Effective Date, an “accredited investor” as defined in Rule 501(a) under the Securities Act;

(vii) Holder acknowledges that the offer, sale, issuance and delivery of the Exchange Securities to Holder is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) thereof and Holder understands that the Exchange Securities may be sold or transferred only in compliance with all federal and applicable state securities laws;

(viii) Holder understands that the Exchange Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and Holder is acquiring the Exchange Securities as principal for Holder’s own account and not with a view to or for distributing or reselling such Exchange Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Exchange Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Exchange Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Holder’s right to sell the Exchange Securities in compliance with applicable federal and state securities laws); and

(ix) Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Warrant free and clear of all rights and Encumbrances (as defined below). Holder has full power and authority to transfer and dispose of the Warrant to the Company free and clear of any right or Encumbrance. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any portion of the Warrant. As used herein, “ Encumbrances “ shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(b) Company Representations and Warranties. The Company hereby represents and warrants to Holder that:

(i) the Exchange Securities have been duly authorized by all necessary corporate action, and, when issued and delivered in accordance with the terms hereof, the Exchange Securities shall be validly issued and outstanding, fully paid and non-assessable, and, except as otherwise set forth herein, free and clear of all liens, encumbrances and rights of refusal of any kind;

(ii) this Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder;

(iii) the Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Exchange contemplated by this Agreement. Other than the exchange of the Warrant, the Company has not received and will not receive any consideration from Holder for the Exchange Securities to be issued to Holder pursuant to this Agreement;

(iv) the Company has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the Exchange Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from delivering the Exchange Securities to Holder pursuant to Section 3(a)(9) of the Securities Act, nor will the Company take any action or steps that would cause the Exchange, issuance and delivery of the Exchange Securities to be integrated with other offerings to the effect that the delivery of the Exchange Securities to Holder would be seen not to be exempt pursuant to Section 3(a)(9) of the Securities Act; and

(v) for the purposes of Rule 144 of the Securities Act, the Company acknowledges that the holding period of the Exchange Securities may be tacked onto the holding period of the Warrants pursuant to Rule 144(d)(3)(ii).

3. Legend. The parties hereto acknowledge and agree that each certificate that represents Exchange Securities and the securities issuable upon exercise of the Exchange Warrant shall have conspicuously endorsed thereon the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (A) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW Or (b) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

4. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior and contemporaneous agreements and understandings, both oral and written, between Holder and the Company with respect to the subject matter hereof.

(b) Amendment. This Agreement may only be amended with the written consent of Holder and the Company.

(c) Successors. All the covenants and provisions of this Agreement by or for the benefit of Holder or the Company shall bind and inure to the benefit of their respective successors and assigns.

(d) Applicable Law; Consent to Jurisdiction. The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts in the County of Palm Beach, State of Florida, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each party hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

(e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g) No Commissions. Neither the Company nor Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

(Signatures on following page)

IN WITNESS WHEREOF, this Securities Exchange Agreement has been duly executed by the undersigned as of the date first written above.

COMPANY:

IDI, INC.

By:	/s/ Derek Dubner
Name:	Derek Dubner
Title:	Chief Executive Officer

HOLDER:

INTRACOASTAL CAPITAL LLC

By:	/s/ Keith A. Goodman
Name:	Keith A. Goodman
Title:	Authorized Signatory

Email address of Holder:	KG@INTRACC.COM
MK@INTRACC.COM

Phone No. of Holder:	847-562-9030

Registration Name and Address for Holder: 245 Palm Trail Delray Beach, FL 33483
Tax ID# or SSN: Separate cover

Address for Delivery of Exchange Securities for Holder (if not same as above):

3100 Dundee Rd., Suite 703 Northbrook, IL 60062

EXHIBIT A

EXCHANGE WARRANT

See Exhibit 4.2.